Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 122	Trade Date: 7/12/2004
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 7/15/2004

The date of this Pricing Supplement is July 12, 2004

CUSIP or Common Code:	41013M5P1	41013M5Q9	41013M5R7	41013M5S5	41013M5T3

Price to Public:	100.000%	100.000%	100.000%	100.000%	100.000%

Principal Amount:	$433,000.00	$560,000.00	$912,000.00	$202,000.00	$285,000.00

Proceeds to Issuer:	$430,835.00	$556,500.00	$904,704.00	$199,980.00	$281,010.00

Discounts and Commissions:	0.500%	0.625%	0.800%	1.000%	1.400%

Reallowance:	0.100%	0.150%	0.150%	0.150%	0.200%

Dealer:	99.625%	99.500%	99.350%	99.200%	98.800%

Maturity Date:	7/15/2006	7/15/2007	7/15/2008	7/15/2009	7/15/2012

Stated Annual Interest Rate:	2.600%	3.100%	3.550%	3.850%	4.500%

Interest Payment Frequency:	Semi	Monthly	Monthly	Monthly	Monthly

First Payment Date:	1/15/2005	8/15/2004	8/15/2004	8/15/2004	8/15/2004

Additional Amounts:	N/A	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes	Yes

Callable by Issuer:	No	No	No	No	No

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	N/A	N/A

Original Issue Discount[1]:	N/A	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A	N/A

Effective April 7, 2003 the name of Solomon Smith Barney Inc., an agent of the program, was changed to Citigroup Global Markets Inc.

[1]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see "Tax Consequences to U.S. Holders — Original Issue Discount Notes" in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 122	Trade Date: 7/12/2004
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 7/15/2004

The date of this Pricing Supplement is July 12, 2004

CUSIP or Common Code:	41013M5U0	41013M5V8	41013M5X4	41013M5Y2

Price to Public:	100.000%	100.000%	100.000%	100.000%

Principal Amount:	$2,339,000.00	$221,000.00	$742,000.00	$2,694,000.00

Proceeds to Issuer:	$2,306,254.00	$217,685.00	$729,015.00	$2,626,650.00

Discounts and Commissions:	1.400%	1.500%	1.750%	2.500%

Reallowance:	0.200%	0.200%	0.275%	0.350%

Dealer:	98.800%	98.800%	98.600%	97.850%

Maturity Date:	7/15/2012	7/15/2014	7/15/2016	7/15/2029

Stated Annual Interest Rate:	Step: 3.000% through 7/14/2006, and 6.000% thereafter (unless called)	4.850%	5.300%	5.750%

Interest Payment Frequency:	Monthly	Monthly	Semi	Semi

First Payment Date:	8/15/2004	8/15/2004	1/15/2005	1/15/2005

Additional Amounts:	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes

Callable by Issuer:	Yes	No	Yes	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	7/15/2006 Callable one time only at 100% on call date above with 30 days notice.	N/A	1/15/2007 Callable one time only at 100% on call date above with 30 days notice.	7/15/2009 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[2]:	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A

[2]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see "Tax Consequences to U.S. Holders — Original Issue Discount Notes" in the Prospectus.